Exhibit 10.2 – Loan Agreement

LOAN AGREEMENTS

This tenth day of August two thousand seven, before me, Mr. Theodor Franciscus Hubertus Reijnen, Civil Law Notary in municipality of Haarlemmermeer, personally appeared:

1.   Mr. David Havenaar, born in 's-Gravenhage on the seventh of March nineteen hundred and sixty-three, residing at 3024 VD Rotterdam (The Netherlands), Willem Buytewechstraat 118 C 2, unmarried and not registered as a partner, holder of a Dutch passport, number: NK4376171, issued in Rotterdam (The Netherlands) on the ninth of February two thousand and six, who when granting the power of attorney acted as independently authorised Managing Director of: the private company with limited liability: Royal Invest Europe B.V., having its registered office hi Amsterdam (The Netherlands), having its main office at 1066 EE Amsterdam (The Netherlands), Ditlaar 7, entered in the commercial register of the Chamber of Commerce and Industry for Amsterdam under file number 34130365, hereinafter referred to as "the Company"; and

2.   Mr. Lambertus Josephus Cornelius Maria Kassing, residing at 3981 AH Bunnik, Schoudermantel 52, born in Utrecht on the tenth of July nineteen hundred sixty-five, unmarried and not registered as partner within the meaning of a registered partnership, holder of a Dutch drivers license with number 3197901295, issued in Bunnik on the seventh of January two thousand and two, for these presents acting as Director with independent authority of:

the Stichting Administratiekantoor Thomas Foundation, having its registered office in Maarssen (The Netherlands), having its main office at 2231 HV Rijnsburg (The Netherlands), Brouwerstraat 138C, entered in the commercial register of the Chamber of Commerce and Industry for Utrecht and environment under file number 30213297, for these presents acting as independently authorised Managing Director of:

the private company with limited liability: Machine Transport Midden-Nederland B.V., having its registered office in Bunnik (The Netherlands), having its main office at 2231 HV Rijnsburg (The Netherlands), Brouwerstraat 138C, entered in the commercial register of the Chamber of Commerce and Industry for Utrecht under file number 30157069, hereinafter referred to as "the Lender".

WHEREAS:

1.    The Lender and the Company have agreed that the Lender shall lend to the Company as an unsecured loan an amount of one million thirty-eight thousand and nine hundred sixty-nine euro (€ 1,038,969.00).

2    The amount is the purchase price, which is left outstanding as a debt from the Purchaser to the Vendor, mentioned in a deed of a transfer of shares, executed on the nineteenth day of July Two-thousand seven before me, notary.

       3    At the request of the Company the amount shall be paid to the Company in euros.

4 The parties wish to lay down the terms and conditions applicable to the foregoing loan agreement in writing.

HAVE AGREED UPON THE FOLLOWING:

CLAUSE HEADINGS AND PREAMBLE
ARTICLE 1

1 Clause headings in this agreement are for ease of reference only and shall have no influence on the contents thereof.

        2    The preamble is deemed to be embodied in this agreement.

DEFINITIONS
ARTICLE 2

In this agreement the following expressions shall have the following meaning:

"the Principal Sum"	means the amount in euro of the unsecured loan which Lender (from time to time shall have (has)) paid to the Company;
"the Loan"	means the balance of the Principal Sum and any overdue interest accrued thereon as shall be outstanding from time to tune under this agreement;
"Effective Date"	means the date of receipt by the Company of the Principal Sum or any part thereof as paid by the Lender;
"Subsidiary"	means any company in the share capital of which the Company participates for more than fifty per cent.

ARTICLE 3

The Lender has lent to the Company the Principal Sum of one million thirty-eight thousand and nine hundred sixty-nine euro (€ 1,038,969.00) which Principal Sum the Company acknowledges to have borrowed from the Lender and shall repay to the Lender on terms and conditions as described hereafter.

INTEREST
ARTICLE 4

1 The Company shall pay to the Lender on the first day of November two thousand and seven (“the interest payment date”) of each year interest on the Loan at a rate of six per cent (6%) per annum.

2 Any amount of interest not paid within one month from the interest payment date shall be added to the Loan and shall bear the same interest as the Loan as of the interest payment date.

3    The rate of interest on the Loan as stated in paragraph 1 of this article may be adjusted by the Lender on the interest payment date, for the first time per the first day of November two thousand and seven, by written notice to the Company twenty-eight days prior to the interest payment date.

REPAYMENT
ARTICLE 5

1 The Company shall repay any part of the Loan and current accrued interest thereon on the bank account of the Lender or on such other bank account as may be notified to the Company by the Lender.

2    Unless explicitly agreed to the contrary in writing between the Company and the Lender all amounts thus paid shall be applied first to the payment of any current accrued interest and the remaining balance shall be applied to the repayment of the Loan.

3    The Company may upon not less than twenty-eight days' prior written notice at any time in its absolute discretion repay all or any part of the Loan together with any current interest accrued thereon to the date of repayment.

4 On any repayment hereunder whereby the whole of the then outstanding Loan shall be repaid the Company shall cancel this agreement and notify the Lender in respect of such cancellation.

5    On any partial repayment hereunder (other than the partial repayment whereby the total then outstanding balance of the Loan shall be repaid) the Company shall endorse this agreement to record the part of the Principal Sum then repaid and shall thereupon request the Lender to acknowledge said endorsement.

6 The day of payment shall be the day of receipt by the Lender and receipt by the Lender of any part of the Loan shall discharge the Company for the same amount.

7  Notwithstanding any subsequent agreement between the Lender and the Company and notwithstanding the provisions mentioned in article 5 paragraphs 2, 3, 4 and 5 and article 8, paragraph 1, but without prejudice to the provisions mentioned in article 8, paragraph 2, the Loan must be repaid on the first day of November two thousand and seven.

CURRENCY
ARTICLE 6

Unless otherwise agreed between the Lender and the Company the Loan and accrued interest shall be paid in euros.

EQUITIES AND SET-OFF
ARTICLE 7

The Loan repayable under this agreement shall be repaid without regard to any equities between the Company and the Lender or to any cross-claim or right of set-off.

EVENTS OF TERMINATION
ARTICLE 8

1 The Loan and any current interest accrued thereon up to the day of repayment shall become repayable upon not less than twenty-eight days' prior notice at the demand of the Lender.

2    The Loan and any current interest accrued thereon up to the day of repayment might become immediately repayable without prior notice at the demand of the Lender upon the happening of any of the following events:

a. if the Company makes default for a period of twenty-eight days in the payment of any interest which ought to be paid in accordance with this agreement;

b.   if an order is made or an effective resolution passed for the winding up of the Company or of any Subsidiary of the Company, whose assets are substantial in relation to the assets of the Company together with the assets of the Company's subsidiaries, except in case such order or resolution is made for the purpose of restructuring or amalgamation while the pertinent company is solvent, provided that the Lender is offered loan capital of a restructuring or amalgamating company granting rights not less favourable than those granted by this agreement;

c. if the Company or any of its subsidiaries files a request for suspension of payments or is declared bankrupt;

d.   if the Company or any Subsidiary of the Company whose assets are substantial in relation to the assets of the Company together with the assets of the Company's subsidiaries shall be unable to pay its debts;

e. if the Company shall be charged for payment of any sum for which it shall be liable and the Company shall not make payment thereof before the enforcement of the charge;

f . if as a result of default of the Company or any Subsidiary of the Company any other debt of the Company or of any Subsidiary of the Company shall become repayable;

g. if the security for any borrowings of the Company or any Subsidiary of the Company shall become enforceable and the holder or holders thereof shall take any steps to enforce the same;

h. if a Receiver is appointed to manage the affairs of the Company or any Subsidiary of the Company.

PROPER LAW
ARTICLE 9

The validity, construction and performance of this agreement shall be governed by the law of The Netherlands and all disputes arising out of or in connection with this agreement shall be brought before the competent court at Amsterdam.

This deed, drawn up hi one original copy, was executed in Haarlemmermeer on the date first before written.

After the substance of this deed had been stated to the persons appearing, they declared that they had noted the contents of this deed and did not require it to be read out in full. Subsequently, after a reading in part in accordance with the law, this deed was signed by the persons appearing, who have identified themselves to me, and by me, Notary.

Lender:

 /s/ Lambertus Kassing
Lambertus Kassing
Machine Transport Midden-Nederland B.V.

Company:

 /s/ David Havenaar
David Havenaar
Royal Invest Europe B.V.